Exhibit 10.1

TERM SHEET

Global License Agreement for VXM01

Between BCM Europe AG (“Licensee”) and Vaximm AG (“Licensor”)

Date: 21 November, 2025

1. Parties

Licensor:

Vaximm AG, a Swiss biotechnology company and a wholly-owned subsidiary of OSR Holdings, Inc. (NASDAQ: OSRH) developing the VXM01 oral cancer immunotherapy platform.

Licensee:

BCM Europe AG (“BCME”), a Swiss-based investment entity and the largest shareholder of OSR Holdings, Inc. (“OSRH”) acting as development-stage biotech financier with licensing model.

2. Transaction Overview

Vaximm grants BCME an exclusive, worldwide license to develop, manufacture, commercialize, out-license, or otherwise exploit the VXM01 immunotherapy platform, in exchange for:

●	Upfront payment: $20,000,000

●	Clinical & regulatory milestones: Up to $815,000,000

●	Pass-through of downstream royalties from any Ultimate Licensee BCME’s business model is that of a financial intermediary:

BCME will develop VXM01 to the extent necessary to negotiate and conclude an Ultimate License Agreement with a global pharmaceutical company.

BCME is not assuming a commercial royalty obligation to Vaximm; instead, BCME will pass through future royalties it receives from the Ultimate Licensee, subject to the delta-recovery mechanism described below.

3. Grant of License

Licensor grants BCME:

●	Exclusive, worldwide, sublicensable rights to VXM01 for all indications

●	Rights to develop, register, manufacture, commercialize, co-promote, or out-license

●	Rights to engage any Ultimate Licensee of BCME’s choosing

All existing Vaximm intellectual property relating to VXM01 is included.

4. Financial Consideration

4.1 Upfront Payment to Vaximm

BCME shall pay Licensor:

●	$20,000,000 within 10 business days of signing the Definitive Agreement.

4.2 Clinical, Regulatory & Commercial Milestones

BCME shall pay up to an additional:

●	$815,000,000 payable upon achievement of clinical, regulatory, and commercial milestones to be detailed in the Definitive Agreement, consistent with industry-standard oncology milestone schedules.

BCME assumes these milestone obligations as part of the acquisition of global rights.

5. Ultimate Licensee Out-License & Royalty Pass-Through

BCME will actively pursue an Ultimate Licensee (a global pharmaceutical partner) for VXM01.

All downstream economics received by BCME from the Ultimate Licensee shall be treated as follows:

5.1 Milestone Pass-Through (No Sharing)

Milestone payments received by BCME from the Ultimate Licensee belong entirely to BCME. However, they are used in the calculation of the Negative Milestone Delta.

5.2 Negative Milestone Delta Recovery Mechanism

“Negative Milestone Delta” =

(Milestones paid by BCME to Vaximm + Minimum Return (IRR Equivalent)) MINUS

(Milestones received by BCME from Ultimate Licensee) If negative delta > 0:

●	BCME is entitled to fully recover the negative delta first,

●	using 100% of incoming royalties from the Ultimate Licensee,

●	until the entire delta is recovered.

This is a full-priority recovery.

5.3 Royalty Pass-Through (After Delta Recovery)

Once the Negative Milestone Delta = zero:

BCME shall pass through 100% of all future royalty payments it receives from the Ultimate Licensee directly to Vaximm, minus:

●	actual third-party admin costs (legal, regulatory, accounting), itemized annually.

BCME keeps no ongoing royalty spread.

6. Blockchain-Based Royalty Participation (Conditional)

The Blockchain (“TAC”)-based royalty model applies only if Vaximm elects to draw development capital from the BCM Royalty Fund.

6.1 If Vaximm draws capital from BCM Royalty Fund

Vaximm will:

●	contribute a fixed percentage of its future commercial royalty revenue from VXM01

●	into the TAC Royalty Distribution Wallet

●	for distribution to TAC holders.

Percentage to be negotiated (industry norm to be established and applied).

6.2 If Vaximm does NOT draw capital

Then:

●	no TAC contribution obligation applies, and

●	commercial royalties flow only through the pass-through mechanism in Section 5.

7. Development, Regulatory, and Commercial Responsibilities

7.1 BCME Responsibilities

BCME shall:

●	fund necessary clinical development activities (directly or through BCME-appointed operators)

●	manage all activities required for out-licensing

●	prepare global partnering materials

●	negotiate Ultimate License Agreement

●	maintain KYC/AML-compliant fund operations

BCME does not assume regulatory or commercial obligations beyond facilitating the out-license, unless mutually agreed.

7.2 Vaximm Responsibilities

Vaximm shall:

●	cooperate on scientific diligence, data access, regulatory files, CMC packages

●	provide reasonable assistance for BCME’s global partnering

●	maintain IP filings as required

8. Intellectual Property

Vaximm retains ownership of all underlying IP.

BCME receives:

●	exclusive license to all current and future IP relating to VXM01,

●	rights to prosecute, maintain, expand, or enforce IP at BCME’s expense.

9. Term & Termination

9.1 Term

Term continues until the earlier of:

●	expiration of patents worldwide, or

●	the final commercial royalty payment from the Ultimate Licensee.

9.2 Termination

Either party may terminate for:

●	uncured material breach (60 days),

●	bankruptcy/dissolution,

●	regulatory prohibition.

Upon termination:

●	BCME retains no license rights,

●	royalties already distributed to Vaximm remain final,

●	BCME’s delta recovery ceases unless negotiated otherwise.

10. Representations & Warranties

Both parties provide standard representations regarding:

●	corporate authority,

●	absence of conflicting obligations,

●	ownership of intellectual property,

●	compliance with applicable regulations.

11. Exclusivity

Upon execution of this Term Sheet, Vaximm grants BCME a 120-day exclusivity period to finalize the Definitive Agreement, perform diligence, structure milestone schedules, and prepare out-license materials.

12. Governing Law

●	This Term Sheet and Definitive Agreement shall be governed by the laws of Switzerland (Zug).

●	TAC mechanisms governed by smart-contract arbitration (Swiss Arbitration Centre).

13. Binding Terms

The following sections are binding:

●	Exclusivity

●	Confidentiality

●	Governing Law

●	Diligence Obligations

●	Costs & Expenses (if added)

All other sections are non-binding until execution of the definitive agreement.

14. Signatures

For BCM Europe AG

/s/ Ralf Kubli
Name:	Ralf Kubli
Title:	Chief Operating Officer
Date:	21 November, 2025

For Vaximm AG

/s/ Kuk Hyoun Hwang
Name:	Kuk Hyoun Hwang
Title:	Board Member
Date:	21 November, 2025